Exhibit 99.1

Contact: Merilee Raines, Chief Financial Officer, (207) 856-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Announces Second Quarter Results

WESTBROOK, Maine, July 28, 2006 — IDEXX Laboratories, Inc. (NASDAQ: IDXX), today reported that revenue for the second quarter of 2006 increased 19% to $191.4 million from $160.6 million for the second quarter of 2005. Earnings per diluted share (“EPS”) for the quarter ended June 30, 2006 increased 32% to $0.78 from $0.59 for the same period in the prior year.

          Non-GAAP adjusted earnings per diluted share for the second quarter grew 37% compared to the same period of the prior year. Non-GAAP adjusted diluted EPS for the second quarter of 2006 excludes the after-tax impact of share-based compensation expense of $0.07 per diluted share, including the impact of SFAS No. 123(R), and income tax benefits from certain discrete events of $0.04 per diluted share, which are described below. For the quarter ended June 30, 2005, non-GAAP adjusted diluted EPS excludes acquisition integration costs of $0.01 per diluted share. Management believes adjusted earnings per diluted share is a useful non-GAAP financial measure to evaluate the results of ongoing operations, excluding significant specified items, period over period, and therefore believes that investors may find this information useful in addition to the GAAP results.

          “The first half of 2006 was a period where we saw our investments in sales and marketing, innovation and quality pay off with strong top line and bottom line growth,” said Jonathan Ayers, Chairman and CEO. “We were also benefiting from the strong market fundamentals for our businesses around the world. Our new guidance for the full year of 2006 reflects this performance. However, we still have much work ahead of us to implement the key strategies that will allow us to realize the full potential of our business model.”

          Companion Animal Group (“CAG”) revenue for the second quarter of 2006 increased 19% to $156.9 million from $131.3 million for the second quarter of 2005 due to higher sales in all CAG product and service categories, with the largest growth in revenue dollars from instruments and consumable products followed by laboratory and consulting services. Businesses acquired since April 2005, consisting primarily of veterinary reference laboratories and a digital radiography business, contributed 2% to CAG revenue growth. Changes in foreign exchange rates did not impact the CAG revenue growth rate.

IDEXX Announces Second Quarter Results
July 28, 2006

          Water segment revenue for the second quarter increased 6% to $15.1 million from $14.3 million for the second quarter of 2005 primarily due to higher sales volume. The favorable impact of foreign currency contributed less than 1% to Water revenue growth.

          Food Diagnostics Group (“FDG”) revenue for the second quarter increased 29% to $19.4 million from $15.0 million for the second quarter of 2005 primarily due to higher sales volume of livestock and poultry diagnostics.  The unfavorable impact of foreign currency decreased FDG revenue growth by less than 1%.

First half 2006 results

          Year-to-date revenue increased 15% to $359.5 million from $313.1 million for the same period in 2005. Changes in foreign currency rates reduced reported revenue growth by 1%, while acquisitions completed since the beginning of 2005 added 2% to revenue growth. Revenue for the first half of 2006, adjusted for the impacts of foreign currency and acquisitions, increased 14%.

          Year-to-date earnings per diluted share increased 21% to $1.33 from $1.10 for the same period in the prior year. Non-GAAP adjusted earnings per diluted share for the six months ended June 30, 2006 grew 26% compared to the same period in the prior year. Non-GAAP adjusted diluted EPS for the six months ended June 30, 2006 excludes the after-tax impact of share-based compensation expense of $0.14 per diluted share, including the impact of SFAS No. 123(R), and income tax benefits from certain discrete events, described below, of $0.04 per diluted share. For the six months ended June 30, 2005, non-GAAP adjusted diluted EPS excludes acquisition integration costs of $0.03 per diluted share.

          Companion Animal Group (“CAG”) revenue for the six months ended June 30, 2006 increased 16% to $296.3 million from $256.2 million due to higher sales in all CAG product and service categories, with the largest growth in revenue dollars from laboratory and consulting services followed closely by instruments and consumable products. Businesses acquired since the beginning of 2005, consisting primarily of veterinary reference laboratories and a digital radiography business, contributed 2% to CAG revenue growth, while the unfavorable impact of foreign exchange reduced year-to-date CAG revenue growth by 1%.

          Water segment revenue for the six months ended June 30, 2006 increased less than 1% to $27.2 million from $27.1 million primarily due to higher average unit sales prices, partly offset by lower sales volume. The unfavorable impact of foreign currency reduced year-to-date Water revenue growth by 1%.

          Food Diagnostics Group (“FDG”) revenue for the six months ended June 30, 2006 increased 21% to $36.1 million from $29.8 million for the same period in 2005. This increase is due to higher sales volume of livestock and poultry diagnostics. The unfavorable impact of foreign currency reduced FDG revenue growth by 4%.

IDEXX Announces Second Quarter Results
July 28, 2006

Outlook

     The Company offers the following revised guidance for the full year of 2006:

•	Revenue is expected to be $730 to $734 million, updated from $704 to $712 million.

•	Diluted earnings per share are expected to be $2.64 to $2.70 (including $0.04 of certain income tax benefits as described below), updated from $2.44 to $2.52.

Additional operating results

          Gross profit for the second quarter of 2006 increased $18.5 million, or 23%, to $99.0 million from $80.6 million for the second quarter of 2005. As a percentage of revenue, gross profit increased to 52% from 50% in the second quarter of 2005. The increase in the gross profit percentage was attributable, in part, to lower overall manufacturing and purchased materials costs including lower cost of instruments and consumables; relatively favorable pricing in certain businesses; and higher relative sales of higher margin products.

          Research and development (“R&D”) expense for the quarter was $13.3 million compared to $10.0 million for the second quarter of 2005. R&D expense as a percentage of total revenue increased to 7% from 6% in the second quarter of 2005. The increase in R&D expense resulted from increased product development spending, largely related to IDEXX VetLab® instrumentation.

          Selling, general and administrative (“SG&A”) expense for the quarter was $48.7 million, or 25% of revenue, compared to $41.7 million, or 26% of revenue, in the second quarter of 2005. Increased SG&A expense was due primarily to higher personnel-related costs due, in part, to expanded worldwide sales, customer service and marketing headcount; share-based compensation expense, including the impact of SFAS No. 123(R) which we adopted on January 1, 2006; higher spending on information technology, facilities, and other general support functions; and incremental expenses associated with businesses acquired since April 2005, comprised mainly of incremental general and administrative expenses of a recurring nature to support the acquired businesses and amortization expense for intangible assets acquired.

          The discrete income tax benefits of $0.04 per diluted share, mentioned above, were composed of a tax benefit of $0.03 per diluted share due to a reduction of previously recorded international deferred tax liabilities as a result of obtaining certain multi-year tax incentives and a tax benefit of $0.01 per diluted share due to the release of a valuation allowance on international deferred tax assets as a result of a subsidiary demonstrating consistent sustained profitability. These income tax benefits are noted because they have a favorable impact on net income and EPS that is not indicative of future performance since the items are not likely to recur within a reasonable period.

IDEXX Announces Second Quarter Results
July 28, 2006

About IDEXX Laboratories

IDEXX Laboratories, Inc., is a leader in companion animal health, serving practicing veterinarians around the world with innovative, technology-based offerings, including a broad range of diagnostic products and services, practice-management systems and therapeutics. Our products enhance the ability of veterinarians to provide advanced medical care and to build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for the production animal industry and tests for the quality and safety of water and milk. Headquartered in Westbrook, Maine, IDEXX Laboratories employs more than 3,000 people and offers products to customers in over 100 countries.

Note Regarding Forward-Looking Statements

This press release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations of future events as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Factors that could cause or contribute to such differences include the following: the Company’s ability to develop, manufacture, introduce and market new products and enhancements to existing products; the effectiveness of the Company’s sales and marketing activities; the Company’s ability to develop, license or obtain rights to new technologies; the Company’s ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; the impact of competition and technological change on the markets for the Company’s products; the effect of government regulation on the Company’s business, including government decisions about whether and when to approve the Company’s products and decisions regarding labeling, manufacturing and marketing products; the impact of distributor purchasing decisions on sales of our products that are sold through distribution; changes or trends in veterinary medicine that affect the rate of use of the Company’s products and services by veterinarians; the Company’s ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; disruptions, shortages or pricing changes that affect the Company’s purchases of products and materials from third parties, including from sole source suppliers; the effects of government regulatory decisions, customer demand, pricing and other factors on the realizability of the Company’s inventories; the Company’s ability to manufacture complex biologic products; the effects of operations outside the U.S., including  from currency fluctuations, different regulatory, political and economic conditions, and different market conditions; and the loss of key employees. A further description of these and other factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and on  the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

IDEXX Announces Second Quarter Results
July 28, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Six Months Ended

		June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Revenue:	Revenue	$191,364	$160,630	$359,528	$313,056
Expenses and Income:	Cost of revenue	92,328	80,055	174,467	156,401

	Gross profit	99,036	80,575	185,061	156,655
	Sales and marketing	28,679	25,848	55,617	50,918
	General and administrative	20,039	15,846	39,473	30,944
	Research and development	13,292	9,995	25,970	19,769

	Income from operations	37,026	28,886	64,001	55,024
	Interest income, net	594	871	1,363	1,374

	Income before provision for income taxes and partner’s interest	37,620	29,757	65,364	56,398
	Provision for income taxes	11,879	9,934	21,463	18,986
	Partner’s share of consolidated loss	(39)	(110)	(152)	(211)

Net Income:	Net income	$25,780	$19,933	$44,053	$37,623

	Earnings per share: Basic	$0.82	$0.61	$1.39	$1.15

	Earnings per share: Diluted	$0.78	$0.59	$1.33	$1.10

	Shares outstanding: Basic	31,467	32,627	31,633	32,790

	Shares outstanding: Diluted	33,014	34,060	33,216	34,250

IDEXX Laboratories, Inc. and Subsidiaries
Key Operating Information (Unaudited)

		Three Months Ended		Six Months Ended

		June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Key Operating	Gross profit	51.8%	50.2%	51.5%	50.0%
Ratios (as a	Sales, marketing, general and administrative expense	25.5%	26.0%	26.5%	26.1%
percentage of revenue):	Research and development expense	7.0%	6.2%	7.2%	6.3%

	Income from operations	19.3%	18.0%	17.8%	17.6%

International Revenue:	International revenue (in thousands)	$68,000	$57,419	$126,400	$110,968

	International revenue as percentage of total revenue	35.5%	35.7%	35.2%	35.4%

IDEXX Announces Second Quarter Results
July 28, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Three Months Ended

	Gross Profit		Income from Operations		Net Income		Earnings per Share Diluted

	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

GAAP measurement	$99,036	$80,575	$37,026	$28,886	$25,780	$19,933	$0.78	$0.59
Specified items:
Share-based compensation costs	421	—	2,669	—	2,182	—	0.07	—
Acquisition integration costs	—	127	—	429	—	286	—	0.01
Discrete income tax benefits	—	—	—	—	(1,281)	—	(0.04)	—

Non-GAAP comparative measurements(1)	$99,457	$80,702	$39,695	$29,315	$26,681	$20,219	$0.81	$0.59

(1) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

We use these supplemental non-GAAP financial measures to evaluate the Company’s comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

We adjusted 2006 GAAP financial measures to exclude the after-tax impact of the share-based compensation expense, except for the impact of deferred stock units issued under our Director Compensation Plan and our Executive Deferred Compensation Plan that do not have vesting conditions, in order to evaluate the Company’s performance relative to 2005 financial performance. We do not consider the pro forma 2005 financial measures that are included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q to be reasonably comparable to 2006 financial measures with respect to the impact of share-based compensation expense due to several factors, including changes in 2006 in the types, terms and total fair value of share-based compensation awards; changes in the timing of expense recognition for 2006 awards; and differences between periods in income tax benefits. We believe that the change from period to period due to the significant acquisition integration costs recognized in 2005, which did not recur in 2006, creates a favorable impact on financial measures that is not indicative of future performance. We believe that the change from period to period due to the significant discrete income tax benefits in 2006 creates a favorable impact on financial measures that is not indicative of future performance because the items are not likely to recur within a reasonable period.

IDEXX Announces Second Quarter Results
July 28, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Six Months Ended

	Gross Profit		Income from Operations		Net Income		Earnings per Share Diluted

	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

GAAP measurement	$185,061	$156,655	$64,001	$55,024	$44,053	$37,623	$1.33	$1.10
Specified items:
Share-based compensation costs	799	—	5,465	—	4,493	—	0.14	—
Acquisition integration costs	—	879	—	1,497	—	995	—	0.03
Discrete income tax benefits	—	—	—	—	(1,281)	—	(0.04)	—

Non-GAAP comparative measurements(1)	$185,860	$157,534	$69,466	$56,521	$47,265	$38,618	$1.42	$1.13

(1) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

We use these supplemental non-GAAP financial measures to evaluate the Company’s comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

We adjusted 2006 GAAP financial measures to exclude the after-tax impact of the share-based compensation expense, except for the impact of deferred stock units issued under our Director Compensation Plan and our Executive Deferred Compensation Plan that do not have vesting conditions, in order to evaluate the Company’s performance relative to 2005 financial performance. We do not consider the pro forma 2005 financial measures that are included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q to be reasonably comparable to 2006 financial measures with respect to the impact of share-based compensation expense due to several factors, including changes in 2006 in the types, terms and total fair value of share-based compensation awards; changes in the timing of expense recognition for 2006 awards; and differences between periods in income tax benefits. We believe that the change from period to period due to the significant acquisition integration costs recognized in 2005, which did not recur in 2006, creates a favorable impact on financial measures that is not indicative of future performance. We believe that the change from period to period due to the significant discrete income tax benefits in 2006 creates a favorable impact on financial measures that is not indicative of future performance because the items are not likely to recur within a reasonable period.

IDEXX Announces Second Quarter Results
July 28, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Dollars in thousands (Unaudited)

		Three Months Ended		Six Months Ended

		June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Revenue:	Companion Animal Group	$156,903	$131,332	$296,266	$256,212
	Water	15,087	14,271	27,153	27,077
	Food Diagnostics Group	19,374	15,027	36,109	29,767

	Total	$191,364	$160,630	$359,528	$313,056

Gross Profit:	Companion Animal Group	$78,131	$62,825	$146,736	$122,088
	Water	9,866	9,622	17,827	18,099
	Food Diagnostics Group	11,460	8,128	21,297	16,468
	Other	(421)	—	(799)	—

	Total	$99,036	$80,575	$185,061	$156,655

Income from Operations:	Companion Animal Group	$29,501	$21,411	$52,105	$40,299
	Water	6,817	6,540	11,639	12,044
	Food Diagnostics Group	4,741	1,760	8,412	4,338
	Other	(4,033)	(825)	(8,155)	(1,657)

	Total	$37,026	$28,886	$64,001	$55,024

Gross Profit (as a percentage of revenue):	Companion Animal Group	49.8%	47.8%	49.5%	47.7%
	Water	65.4%	67.4%	65.7%	66.8%
	Food Diagnostics Group	59.2%	54.1%	59.0%	55.3%
Income from Operations (as a percentage of revenue):	Companion Animal Group	18.8%	16.3%	17.6%	15.7%
	Water	45.2%	45.8%	42.9%	44.5%
	Food Diagnostics Group	24.5%	11.7%	23.3%	14.6%

IDEXX Announces Second Quarter Results
July 28, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Dollars in thousands (Unaudited)

		Three Months Ended

		June 30, 2006	June 30, 2005	Dollar Change	Percentage Change	Percentage Change from Acquisitions(1) and Currency(2)	Percentage Change Net of Acquisitions and Currency Effect

Net CAG Revenue:
	Instruments and consumables	$61,211	$53,045	$8,166	15.4%	0.3%	15.1%
	Rapid assay products	32,627	27,397	5,230	19.1%	—	19.1%
	Laboratory and consulting services	47,811	40,367	7,444	18.4%	3.7%	14.7%
	Practice information systems and digital radiography	10,782	7,199	3,583	49.8%	19.6%	30.2%
	Pharmaceutical products	4,472	3,324	1,148	34.5%	—	34.5%

	Net CAG revenue	156,903	131,332	25,571	19.5%	2.4%	17.1%
Net Water
Revenue:	Water	15,087	14,271	816	5.7%	0.3%	5.4%

Net FDG Revenue:
	Production animal products	15,450	10,956	4,494	41.0%	(0.4)%	41.4%
	Dairy-testing products	3,924	4,071	(147)	(3.6)%	(0.3)%	(3.3)%

	Net FDG revenue	19,374	15,027	4,347	28.9%	(0.4)%	29.3%

Net Revenue:		$191,364	$160,630	$30,734	19.1%	1.9%	17.2%

(1)	Represents the percentage change in revenue attributed to incremental revenues from businesses acquired since April 2005.
(2)	Represents the percentage change in revenue attributed to the effect of changes in currency rates from the three months ended June 30, 2005 to the three months ended June 30, 2006.

IDEXX Announces Second Quarter Results
July 28, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Dollars in thousands (Unaudited)

		Six Months Ended

		June 30, 2006	June 30, 2005	Dollar Change	Percentage Change	Percentage Change from Acquisitions(1) and Currency(2)	Percentage Change Net of Acquisitions and Currency Effect

Net CAG Revenue:
	Instruments and consumables	$117,031	$105,918	$11,113	10.5%	(1.4)%	11.9%
	Rapid assay products	58,631	52,149	6,482	12.4%	(0.5)%	12.9%
	Laboratory and consulting services	91,394	76,911	14,483	18.8%	2.8%	16.0%
	Practice information systems and digital radiography	20,477	14,660	5,817	39.7%	13.2%	26.5%
	Pharmaceutical products	8,733	6,574	2,159	32.8%	—	32.8%

	Net CAG revenue	296,266	256,212	40,054	15.6%	0.9%	14.7%
Net Water
Revenue:	Water	27,153	27,077	76	0.3%	(1.0)%	1.3%

Net FDG Revenue:
	Production animal products	28,403	21,818	6,585	30.2%	(3.9)%	34.1%
	Dairy-testing products	7,706	7,949	(243)	(3.1)%	(2.4)%	(0.7)%

	Net FDG revenue	36,109	29,767	6,342	21.3%	(3.5)%	24.8%

Net Revenue:		$359,528	$313,056	$46,472	14.8%	0.3%	14.5%

(1)	Represents the percentage change in revenue attributed to incremental revenues from businesses acquired since January 2005.
(2)	Represents the percentage change in revenue attributed to the effect of changes in currency rates from the six months ended June 30, 2005 to the six months ended June 30, 2006.

IDEXX Announces Second Quarter Results
July 28, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		June 30, 2006	December 31, 2005

Assets:	Current Assets:
	Cash and cash equivalents	$50,023	$67,151
	Short-term investments	27,034	65,580
	Accounts receivable, net	84,473	71,688
	Inventories	85,540	69,369
	Other current assets	24,724	25,457

	Total current assets	271,794	299,245

	Property and equipment - cost	172,770	142,777
	Less: accumulated depreciation	83,975	77,080

	Property and equipment, net	88,795	65,697

	Other long-term assets, net	140,789	125,734

	Total assets	$501,378	$490,676

Liabilities and Stockholders’ Equity:	Current Liabilities:
	Accounts payable	$24,240	$19,842
	Accrued expenses	89,476	78,208
	Notes payable	655	551
	Deferred revenue	8,950	7,965

	Total current liabilities	123,321	106,566

	Total long-term liabilities	21,023	14,800

	Partner’s interest in subsidiary	—	300

	Stockholders’ Equity:
	Common stock	4,638	4,594
	Additional paid-in capital	463,198	437,394
	Deferred stock units	1,760	1,316
	Retained earnings	440,989	396,936
	Treasury stock, at cost	(557,339)	(472,096)
	Accumulated other comprehensive income	3,788	866

	Total stockholders’ equity	357,034	369,010

	Total liabilities and stockholders’ equity	$501,378	$490,676

IDEXX Laboratories, Inc. and Subsidiaries
Key Balance Sheet Information (Unaudited)

		June 30, 2006	December 31, 2005

Key	Total cash, cash equivalents and investments (in thousands)	$77,057	$132,731
Balance Sheet Information:	Days sales outstanding	40	38
	Inventory turns(1)	2.0	2.4

(1)

Reported inventory turns as of December 31, 2005 are favorably impacted by the timing of contractual inventory receipts subsequent to December 31, 2005. We expect future inventory turns to be consistent with our historical range of 1.5 to 2.0 turns per year.

IDEXX Announces Second Quarter Results
July 28, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Six Months Ended

		June 30, 2006	June 30, 2005

Operating:	Cash Flows from Operating Activities:
	Net income	$44,053	$37,623
	Adjustments to reconcile net income to net cash provided by operating activities	10,882	14,251
	Changes in current assets and liabilities, net of acquisitions	(10,147)	(13,789)

	Net cash provided by operating activities	$44,788	$38,085

Investing:	Cash Flows from Investing Activities:
	Decrease in investments, net	38,609	23,586
	Purchase of property and equipment	(13,810)	(10,508)
	Purchases of land and buildings	(11,521)	—
	Acquisition of businesses and intangible assets	(8,245)	(659)
	Acquisition of equipment leased to customers	(918)	(1,278)

	Net cash provided by investing activities	$4,115	$11,141

Financing:	Cash Flows from Financing Activities:
	Repayments of notes payable	(647)	(1,270)
	Purchase of treasury stock	(85,228)	(50,391)
	Proceeds from the exercise of stock options	13,245	9,461
	Tax benefit from exercise of stock options	5,935	—

	Net cash used by financing activities	$(66,695)	$(42,200)

	Net effect of exchange rate changes	664	(1,828)

	Net increase (decrease) in cash and cash equivalents	(17,128)	5,198

	Cash and cash equivalents, beginning of period	67,151	47,156

	Cash and cash equivalents, end of period	$50,023	$52,354

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands (Unaudited)

		Six Months Ended

		June 30, 2006	June 30, 2005

Free Cash	Net cash provided by operating activities	$44,788	$38,085
Flow:	Financing cash flows attributable to tax benefits from exercise of stock options	5,935	—
	Purchase of fixed assets	(25,331)	(10,508)
	Acquisition of equipment leased to customers	(918)	(1,278)

	Free cash flow	$24,474	$26,299

Free cash flow indicates the cash generated from operations and tax benefits attributable to stock option exercises, reduced by investments in fixed assets. We feel free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business.  We believe this is a common financial measure useful to further evaluate the results of operations.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases (Unaudited)

	Three Months Ended		Six Months Ended

	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Total number of shares purchased	538,000	366,900	1,079,400	897,700
Average price paid per share	$79.08	$56.83	$78.96	$56.13